EXHIBIT 99.11
CONSENT OF N. DAMODAR REDDY

          The undersigned hereby consents to be named in this Registration Statement on Form S-4 as a person designated to become a director of Genesis Microchip Inc. upon the consummation of the merger of Genesis Microchip Incorporated and Sage, Inc.

/s/ N. DAMODAR REDDY

N. Damodar Reddy

Da	ted: October 22, 2001